UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 25, 2006
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 B Glenlake Parkway
Suite 300
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (770) 407-3800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The information in this Item 2.02, and the Exhibit attached to this Report, are furnished pursuant to Item 2.02 of Form 8-K. Consequently, such items are not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such items may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.
On April 27, 2006, Newell Rubbermaid Inc. (the “Company”) reported its results for the fiscal quarter ended March 31, 2006. The Company’s press release, dated April 27, 2006, and Additional Financial Information, is attached as Exhibit 99.1.
The press release and Additional Financial Information contain non-GAAP financial measures. For purposes of Securities and Exchange Commission Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the press release and Additional Financial Information, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.
The Company has used the financial measures that are included in the press release and Additional Financial Information both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these measures — including those that are “non-GAAP financial measures” — and the information they provide are useful to investors since these measures:
•	enable investors and analysts to compare the current non-GAAP measures with the corresponding non-GAAP measures used in the past, and

•	permit investors to view the Company’s performance using the same tools that Company management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance and to gauge the Company’s progress in achieving its stated goals.
The Company’s management believes that operating income, income from continuing operations and gross margin, excluding restructuring charges related to Project Acceleration and impairment charges (and as a percentage of sales), and diluted earnings per share from continuing operations, excluding restructuring charges related to Project Acceleration and impairment charges, are also useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s continuing operations. The Company’s management believes that free cash flow, now defined by the Company as cash generated from operations less capital expenditures, is useful to investors because it is an indication of amounts of cash flow that may be available for dividends and further investment in future growth initiatives. Another purpose for which the Company uses diluted earnings per share from continuing operations, excluding restructuring and impairment charges, is as a performance goal that helps determine the amount, if any, of cash bonuses for corporate management employees under the Company’s management cash bonus plan. The Company’s management believes that adjusted sales, as reflected in the Currency Analysis included in Exhibit 99.1, is useful to investors because it demonstrates the effect of foreign currency translation on reported sales.
While the Company believes that these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.
Item 2.06 Material Impairments.
In the first quarter of 2006, the Company began exploring various options for certain businesses in the Company’s Home Fashions segment. In connection with this evaluation of alternatives, the Company obtained a better indication of the market value of these businesses and determined that the businesses had a net book value in excess of their fair value. Due to the apparent decline in value, the Company conducted a new impairment test. The results of the impairment testing were reviewed and discussed with the Audit Committee of the Board of Directors, which agreed with management’s recommendations and concluded on April 25, 2006 that a $50.9 million impairment charge to write off the goodwill of the businesses is required under generally accepted accounting principles. This non-cash charge was recorded in the first quarter of 2006.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated April 27, 2006, issued by Newell Rubbermaid Inc., and Additional Financial Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.

Date: April 27, 2006	By:	/s/ Ronald L. Hardnock Ronald L. Hardnock
Vice President – Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 27, 2006, issued by Newell Rubbermaid Inc., and Additional Financial Information